UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 11, 2007

TRUE PRODUCT ID, INC. (FORMERLY ONTV, INC.)

(Exact name of registrant as specified in this charter)

Delaware (State or other jurisdiction of incorporation)	000-29249 (Commission File Number)	16-1499611 (IRS Employer Identification no.)

2600 Center Square West, 1500 Market Street,

Philadelphia, PA

              19102

      (Address of Principal Executive Offices)

(Zip Code)

Registrant's Telephone Number, including area code:  (215) 496-8102

NOT APPLICABLE

(Former Name or Former Address, if Changes Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 142-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry Into a Material Definitive Agreement

On May 11, 2007 the Registrant entered into an acquisition agreement (the “Acquisition Agreement”) with Sichuan Valencia Trading Limited (“SVTL”), a Chinese limited liability company duly organized under Chinese law.  A copy of the Acquisition Agreement is attached hereto as Exhibit 10.1.  The reader is advised to review the agreement in its entirety.

Immediately prior to the execution of the Acquisition Agreement, SVTL owned 20% of the total interests, rights, assets, shares, and/or other ownership interests of True Product ID Technology (Beijing) Limited, formerly known as Sure Trace Technology (Beijing) Limited (the “Chinese JV Company”), a Chinese technology limited liability corporation duly formed and organized under Chinese law (the “SVTL 20% Chinese JV Interest”).  Under the Acquisition Agreement, SVTL sold to the Registrant the STVL 20% Chinese JV Interest in return for 100 million restricted common shares of the Registrant.  As set forth in more detail in the Acquisition Agreement and prior SEC filings, the 100 million shares was less than 50% of the approximately 209 million shares provided as a dividend to shareholders of TPID US’ former parent, Sure Trace Security Corporation, which resulted in TPID US’ being a separate independent entity entitled to receive approximately 42.5% of the revenues of the Chinese JV Company.  With its January 2007 acquisition of 40% of the Chinese JV Company and the acquisition of the SVTL 20% Chinese JV Interest, the Registrant now owns 60% of the total ownership interests of the Chinese JV Company, allowing the Registrant to, among other things, recognize 100% of the revenues of the Chinese JV Company in accordance with applicable consolidation, revenue recognition, accounting, and other principles, guidelines and standards.

Under the Acquisition Agreement, SVTL representative, Sergio da Luz, was appointed to the Registrant’s Board of Directors, and SVTL agreed to, inter alia, standard non-competition and confidentiality provisions.  See Article III of the attached Acquisition Agreement.

Item 2.02 Completion Of Acquisition Of Disposition Of Assets

As set forth in more detail above and in the attached Acquisition Agreement, on May 11, 2007 the Registrant closed the acquisition of the SVTL 20% Chinese JV Interest.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As set forth above, in connection with the May 11, 2007 Acquisition Agreement, the Registrant appointed SVTL representative, Sergio da Luz to the Registrant’s Board of Directors.

Mr. da Luz currently is the manager of SVTL, a member of the board of director of the Chinese JV Company, and the managing director of Wanda Technology Limited, a Hong Kong Company which develops and distributes worldwide consumer goods incorporate innovative solar energy technology.  Mr. da Luz’s career to date has been diverse.  It has involved countries around the world (mainland China, Hong Kong, Macau, the United States, Spain, and Sweden). It has involved multiple industries (advanced technology, environmental, consumer goods including garments and apparel, computers, internet, electronics, tourism and hospitality, and wine and spirits, among others). It has involved multiple areas, fields or disciplines (OEM manufacturing, including electronics and computer components; international sales and distributions; international trade and importing and exporting; research and development; operations; and management).  Significantly, one of Mr. da Luz’s focuses has been “green” environmental measures, especially those which help address the rapid growth of the Chinese economy and the environmental concerns such growth presents. Several of his companies focus on developing innovative technology related to alternative energy such as solar energy, water treatment and filtration, and recycling.  A graduate of La Salle College in Hong Kong and the Institute of Foreign Language in Spain, in addition to SVTL and the Chinese JV Company, Mr. da Luz is a director of several companies including Wanda Technology, Santaiwanda, Valencia Wine Trading, and China Fishery and Agriculture Bioenvironmental Technology, among others.

Given the above Board appointment, Mr. Vyas and/or a Plata Consulting LLC representative have transitioned to the Registrant’s Advisory Board.

Item 9.01.  Financial Statements, Pro forma Financial Information and Exhibits.

(c)  Exhibits

Exhibits

Description

10.1

Acquisition Agreement between True Product ID, Inc. and Sichuan Valencia Trading Limited

dated May 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

True Product ID, Inc.

By   /s/ Richard A. Bendis

     Richard A. Bendis

President and Chief Executive Officer

Date:  May 14, 2007